As filed with the Securities and Exchange Commission on March 8, 2013
Registration No. 333-173541

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PERNIX SLEEP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20--161599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

440 Stevens Avenue, Suite 200, Solana Beach, CA 92075 (858) 876-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED 2005 EQUITY INCENTIVE AWARD PLAN
2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Cooper C. Collins
Chief Executive Officer
Pernix Sleep, Inc.
440 Stevens Avenue, Suite 200,
Solana Beach, CA 92075
(858) 876-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael E. Sullivan, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400		Allen E. Frederic, III Jones Walker L.L.P. 201 St. Charles Avenue New Orleans, LA 70170-5100 (504) 582-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-173541 (the “Registration Statement”),of Pernix Sleep, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on April 15, 2001. The Registration Statement registered 2,000,000 shares of the Company’s common stock to be issued pursuant to the grant or exercise of awards to participants under the Company’s Amended and Restated 2005 Equity Incentive Award Plan and 300,000 shares of the Company’s 2005 Employee Stock Purchase Plan.

This Post-Effective Amendment No. 1 is filed to deregister all securities that were previously registered under the Registration Statement and have not been sold as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2013.

PERNIX SLEEP, INC.

Date: March 8, 2013	By:	/s/ Cooper C. Collins
Name: Cooper C. Collins
Its: Chief Executive Officer